EXHIBIT 10.6

                 AGREEMENT OF PURCHASE AND SALE OF ASSETS


     THIS AGREEMENT IS made as of the 30th of April 1998, between Taig Ventures, Inc. ("Taig"), a Utah corporation and Tri-National Development Corp. ("TND"), a Wyoming corporation. In consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

                  ARTICLE 1 - Purchase and Sale of Assets

     1.01 - Assets

     The assets to be conveyed, transferred, signed, and delivered, as provided by this Agreement, shall, without limitation, include 50 acres of the property, (see Exhibit A - Legal Description) known as the Hills of Bajamar owned by Planificacion y Desarrollo Regional Jatay, S.A. de C.V., ("PDRJ") a Mexican Corporation, which is a wholly-owned subsidiary of "TND", but does not include any other assets of "TND" or "PDRJ". The 50 acres will be transferred to "Taig" at a price of $ 60,000 per acre, for a total purchase price of $ 3,000,000.

     1.02 - Consideration - As full payment for the transfer of the assets by "TND" to "Taig", the latter shall deliver at closing, the following: Common Stock in Taig Ventures, Inc. "Taig" shall deliver to "TND", at closing, shares of its common stock in the total amount of 3,000,000 shares based on a value of $ 1.00 per share. "TND" commits to withhold these shares from sale for a period of at least one year from the first day of public trading of "Taig" common shares on the NASD Over the Counter Market, expected in July of 1998. "Taig" in consideration for "TND" withholding the sale of the shares for a minimum of one year agree that in the event that the common shares identified herein are not trading at a price of at least $ 1.00 per share one year from the date of this Agreement, "Taig" will issue additional common shares to "TND" in an amount to then equal the difference between $ 1.00 and the market price at close of that date. The price and terms for the property is based on recent negotiations between the parties and is subject to the approval of both parties' Board of Directors.

     1.03 - Participation Agreement - It is agreed that "Taig" intends to proceed with the development of a Communications Facility on all or a portion of the property. The compound used to house the Facility will contain warehousing units for the storage of non-hazardous material, transmissions systems along with other forms of communications equipment, and limited employee housing units. Any amendments hereto or modifications hereof shall be binding upon the parties hereto and their respective heirs, successors and assigns. "Taig" agrees that "TND" retains the right to review and pre-approve any usage for the property other than as above stated."Taig" also agrees that "TND" reserves the exclusive right to develop and manage all facilities on this site and the adjacent land, providing the cost for same is competitive with outside sources.

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     1.04 - Exclusive Rights

     In exchange for the exclusive right to provide and service all of the residential and commercial communication needs for the Hills of Bajamar property, "TND" will retain a 10% equity position in the Communications Facility built on said property. The cost for providing and servicing the communication needs of the property must remain competitive with outside sources.

     1.05 - Closing - The closing of this Agreement will take place on or before the 30th day of April, 1998.

     1.06 - Taxes - "Taig" and "TND" shall pay all taxes and fees, excluding their individual income taxes, arising out of the transfer of the assets.

            ARTICLE 2 - Representations and Warranties of "TND"

     2.01 - Warranties

     "TND" represents and warrants that;

     (i) Organization: "TND" is a corporation duly organized, validly existing, and in good standing under the laws of Wyoming, has all necessary corporate powers to own and sell its properties and carry on business as now owned and operated by it and is in good standing in the State of Wyoming.

     (ii) Title: "TND" through its wholly owned subsidiary "PDRJ" is the owner, beneficially and of record, of all assets identified or referred to in paragraph 1.01 of this Agreement which as of closing shall be free and clear of all liens, encumbrances, security agreements and any other restrictions.

     (iii) Condition of Property: "TND" confirms that the property identified or referred to in paragraph 1.01 of this Agreement is fit for human occupation and has not been used in the past for the deposit or storage of hazardous waste or chemicals and that it is suitable for its intended purpose as outlined in 1.03 of this Agreement.

     2.02 - Absence of Changes

     Since March 1, 1997, there has not been and will not at closing be any changes in the financial condition or operation of "TND", except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse to "Taig"'s interests.

     2.03 - Compliance With Laws

     "TND" represents that, to the best of its knowledge, it has complied with, and is not in violation of any applicable federal, state or local statutes, laws or regulations, affecting the assets or operation of the business of "TND", both in Mexico and in the United States.

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     2.04 - No Breach or Violation

     The consummation of the transaction contemplated by this Agreement shall not result in or constitute any of the following:

     (i) A breach of any term or provision of this Agreement;

     (ii) A default or event that, upon notice or lapse of time or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of "TND", or any lease, license, promissory note, contract, commitment or other agreement, instrument or arrangement to which "TND" is a party;

     (iii) An event that would permit any party to terminate any agreement.

     2.04 - Authority

     "TND" has the right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement, subject only to its Board of Directors approval, which should be secured prior to closing.

     2.05 - Full Disclosure

     None of the representations and warranties made by "TND", hereunder, or on its behalf, contains or shall contain any untrue statement of material fact, or omits or shall omit any material fact, the omission of which would be misleading.

           ARTICLE 3 - Representations and Warranties of "Taig"

     "Taig" represents and warrants that:

     (i) Organization: "Taig" is a corporation duly organized, validly existing, and in good standing under the laws of Utah, has all necessary corporate powers to own and sell its properties and carry on business as now owned and operated by it and is in good standing in the State of Utah.

     (ii) Pre-existing Relationship: "Taig" has a pre-existing business relationship with "TND" of a nature and duration that has enabled it to evaluate the business and financial circumstances of "TND" and the risks and merits of this acquisition.

                  ARTICLE 4 - Obligations Before Closing

     4.01 "TND"s Covenants

     "TND" covenants that from the date of this Agreement until the closing:

     (i) Access to Information: "Taig" and its representatives shall have full access during all business hours to all properties, books, accounts, records, contracts, and documents of, or relating to the assets and property of "TND" being sold hereunder.

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     (ii) Conduct of Business: "TND" shall carry on its business and activities diligently and in substantially the same manner as it previously has been carried on, and shall not institute or use any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation that shall vary materially from those methods used by "TND" as of the date of this Agreement.

     4.02 Warranties at Closing

     All representations and warranties of "TND" and "Taig" set forth in this Agreement, shall also be true and correct as of the closing date as if made on that date.

          ARTICLE 5 - Conditions Precedent to "Taig"s Performance

     5.01 Conditions

     The obligations of "Taig" to purchase the assets under this Agreement are subject to the satisfaction, at or before closing, of all of the conditions set out below in this Article 5. "TND" may waive any or all of those conditions in whole or in part without prior notice.

     5.02 Accuracy of Representations

     Except as otherwise set forth in this Agreement, all representations and warranties by "TND" in this Agreement shall be true on and as of the closing date as though made at that time.

     5.03 Performance of "TND"

     "TND" shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the closing date. During the period from execution of this Agreement by both parties to the closing date, there shall not have been any material adverse change in the financial condition or the results of operations of "TND" and "TND" shall not have sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct a material part of its business.

     5.04 Absence of Litigation

     No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement, shall have been instituted or threatened on or before closing date.

     5.05 Consents

     All necessary agreements and consents to the consummation of the transaction contemplated by this Agreement, if any, shall have been obtained by "TND" and delivered to "Taig" at or before closing.

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          ARTICLE 6 - Conditions Precedent to "TND"s Performance

     6.01 Conditions

     The obligations of "TND" to sell and transfer the assets under this Agreement are subject to the satisfaction, at or before the closing, of all the following conditions in this Article 6.

     6.02 Accuracy of Representations

     Except as otherwise set forth in this Agreement, all representations and warranties by "Taig" in this Agreement shall be true on and as of the closing date as though made at that time.

     6.03 "Taig"s Warranties

     All representations and warranties by "Taig" in this Agreement shall be true on and as of the closing date as though such representations and warranties were made on and as of that date.

     6.04 Absence of Litigation

     No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement, shall have been instituted or threatened on or before closing date.

     6.05 Performance of "Taig"

     "Taig" shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the closing.

     6.06 Bankruptcy

     In the event of bankruptcy, receivership or insolvency by either party, the surviving party shall succeed to the rights and or position in the 50 acres and or any subsequent contracts that may have been entered into for the development of the property, subject to Bankruptcy court approval. Neither party shall assign or sell their interest in this Agreement without the other party's consent, which shall not be unreasonably withheld. The parties also agree to enter into a formal buy & sell agreement at the earliest possible date.

     6.07 Consents

     All necessary agreements and consents to the consummation of the transaction contemplated by this Agreement, if any, shall have been obtained by "TND" and delivered to "Taig" at or before closing.

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                          ARTICLE 7 - The Closing

     7.01 Closing

     The Closing of the purchase and sale described herein shall take place on or before April 30, 1998 at 10:00 A.M. Pacific Time, at the offices of "TND" 480 Camino del Rio South, San Diego, California or at another time and place agreeable to the parties.

     7.02 "TND"s Obligations At the Closing

     "TND" shall deliver or cause to be delivered to "Taig":

     (i) Instruments of placement of all assets or other property of "TND" being acquired hereunder by "Taig" into an escrow, with title being available subject only to receipt by "TND" of full payment pursuant to this Agreement.

     7.03 "Taig"s Obligations


     "Taig" shall execute and deliver to "TND":

     (i) Common Shares of its Stock described in paragraph 1.02 of this Agreement in a form acceptable to "TND".

                             ARTICLE 8 - Costs

     8.01 Expenses

     Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiation and preparation of this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

                       ARTICLE 9 - Form of Agreement

     9.01 Headings

     The Subject Headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     9.02 Modification and Waiver

     This Agreement constitutes the agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment for this Agreement shall be binding unless executed in writing by all the parties. No Waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a Waiver of any other provisions, whether or not similar, nor shall any Waiver constitute a

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continuing Waiver. No Waiver shall be binding unless executed in writing by the party making the Waiver.

     9.03 Execution of the Agreement

     This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           ARTICLE 10 - Parties

     10.01 Rights of Parties

     Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third persons any right of subrogation or action over or against any party to this Agreement.

     10.02 Assignment

     This Agreement shall be binding on, and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and assigns; provided, however, "Taig" may not assign any of its rights under it, except to a wholly owned subsidiary corporation of "Taig". No such assignment by "Taig" to its wholly owned subsidiary shall relieve "Taig" of any of its obligations or duties under this Agreement.

                           ARTICLE 11 - Remedies

     11.01 Arbitration

     Any controversy or claim arising out of or relating to this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in San Diego, California in accordance with the Rules of the American Arbitration Association then existing, and judgement on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     11.02 Time is of the Essence

     Time is of the Essence in this Agreement.

    ARTICLE 12 - Nature and Survival of Representations and Obligations

     12.01 Effect of Closing

     All representations, warranties, convenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the closing.

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                           ARTICLE 13 - Notices

     All notices, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To "TND" at:        Mr. Michael Sunstein
                    Tri-National Development Corp.
                    480 Camino del Rio South, Suite 140
                    San Diego, California, 92108
                    U.S.A.

To "Taig" at:       Mr. Shane Kennedy
                    Taig Ventures, Inc.
                    4170 Still Creek Drive, Suite 200
                    Burnaby, B.C., V5C 6C6
                    Canada

     Either party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

                        ARTICLE 14 - Governing Law

     This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.


     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the 30th day of April 1998.



"TND":

Tri-National Development Corp.

By:  ___________________
     Michael Sunstein, President


"Taig":

Taig Ventures, Inc.

By:  ___________________
     Shane Kennedy, President